                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM T-1

                               ----------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)  [_]

                               ----------------

                                 SUNTRUST BANK
              (Exact name of trustee as specified in its charter)

                Georgia                                58-0466330
(State of incorporation or organization   (I.R.S. employer identification no.)
      if not a U.S. national bank)

          303 Peachtree Street                           30303
               Suite 300                               (Zip Code)
            Atlanta, Georgia
(Address of principal executive offices)

                               ----------------

                                Barton Donaldson
                                 SunTrust Bank
                              25 Park Place, N.E.
                                   24th Floor
                          Atlanta, Georgia 30303-2900
                                 (404) 588-7266
           (Name, address and telephone number of agent for service)

                               ----------------

                              DANAHER CORPORATION

                Delaware                               59-1995548
    (State or other jurisdiction of        (IRS employer identification no.)
     incorporation or organization)

    1250 24th Street, N.W. Suite 800                     20037
            Washington, D.C.                           (Zip Code)
(Address of principal executive offices)

                               ----------------

                     Liquid Yield Option(TM) Notes due 2021
                      (Title of the indenture securities)

1.General information.

     Furnish the following information as to the trustee--

     Name and address of each examining or supervising authority to which it is subject.

     Department of Banking and Finance,
     State of Georgia
     Atlanta, Georgia

     Federal Reserve Bank of Atlanta
     104 Marietta Street, N.W.
     Atlanta, Georgia

     Federal Deposit Insurance Corporation
     Washington, D.C.

     Whether it is authorized to exercise corporate trust powers.

     Yes.

2.Affiliations with obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

3-12 No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.Defaults by the Obligor.

   (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

   There is not and has not been any default under this indenture.

   (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There has not been any such default.

14-15 No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

   (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, filed with Registration No. 333-32106)

   (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

   (3) A copy of the authorization of the trustee to exercise corporate trust powers. (Included in Exhibit 1)

   (4) A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, filed with Registration No. 333-32106)

   (5) Not applicable.

   (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

   (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2000.

   (8) Not applicable.

   (9) Not applicable.

                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 21st day of February, 2001.

                                          SUNTRUST BANK

                                          By: /s/ B.A. Donaldson
                                              ---------------------------------
                                              B.A. Donaldson
                                              Vice President

                             EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the Liquid Yield Option(TM) Notes due 2021 of Danaher Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          SUNTRUST BANK

                                                   /s/ B.A. Donaldson
                                          By:__________________________________
                                             B.A. Donaldson
                                             Vice President

                             EXHIBIT 7 TO FORM T-1

                              REPORT OF CONDITION

                                   (ATTACHED)

SUNTRUST BANK             Call Date: 09/30/2000 State #: 130330 FFIEC 031
P.O. BOX 4418 CENTER 832  Vendor ID: D           Cert #: 00867    RC-1
ATLANTA, GA 30302         Transit #: 61000104
                                                           11

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

 Schedule RC--Balance Sheet                                        C400
                                                            Dollar Amounts in
                                                                Thousands
------------------------------------------------------------------------------
 ASSETS                                                    RCFD
  1. Cash and balances due from depository institutions
      (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and
      coin (1)...........................................  0081  3,440,379 1.a
     b. Interest-bearing balances (2)....................  0071     19,122 1.b
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B,
      column A)..........................................  1754          0 2.a
     b. Available-for-sale securities (from Schedule RC-
      B, column D).......................................  1773 14,836,885 2.b
  3. Federal funds sold and securities purchased under
      agreements to resell...............................  1350  2,529,175 3
  4. Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from
      Schedule RC-C).....................................  2122 73,348,862 4.a
     b. LESS: Allowance for loan and lease losses........  3123    856,282 4.b
     c. LESS: Allocated transfer risk reserve............  3128          0 4.c
     d. Loans and leases, net of unearned income,
      allowance, and reserve
      (item 4.a minus 4.b and 4.c).......................  2125 72,492,580 4.d
  5. Tracing assets (from Schedule RC-D).................  3545    136,651 5.
  6. Premises and fixed assets (including capitalized
      leases)............................................  2145  1,329,737 6.
  7. Other real estate owned (from Schedule RC-V)........  2150     39,202 7.
  8. Investments in unconsolidated subsidiaries and
      associated companies
      (from Schedule RC-M)...............................  2130          0 8.
  9. Customers' liability to this bank on acceptances
      outstanding........................................  2155    171,482 9.
 10. Intangible assets (from Schedule RC-M)..............  2143    595,989 10.
 11. Other assets (from Schedule RC-F)...................  2160  1,760,605 11.
 12. Total assets (sum of items 1 through 11)............  2170 97,351,807 12

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK             Call Date: 09/30/2000 State #: 130330 FFIEC 031
P.O. BOX 4418 CENTER 832  Vendor ID: D           Cert #: 00867    RC-1
ATLANTA, GA 30302         Transit #: 61000104
                                                           12

 Schedule RC--Continued
                                     Dollar Amounts in
                                         Thousands
---------------------------------------------------------
     LIABILITIES
 13. Deposits:                     RCON
     a. In domestic offices (sum
      of totals of columns A and
      C from Schedule RC-E, part
      1)........................   2200 58,288,560 13.a
      (1) Noninterest-bearing
     (1)........................   6831  8,655,373 13.a.1
      (2) Interest-bearing......   6636 49,633,187 13.a.2
     b. In foreign offices, Edge
     and Agreement subsidiaries,
     and IBFs                      RCFN
      (from Schedule RC-E, part
      II).......................   2200 11,248,659
      (1) Noninterest-bearing...   6631          0 13.b1
      (2) Interest-bearing......   6636 11,248,659 13.b2
     Federal funds purchased and
     securities sold under
     agreements to                 RCFD
 14.  repurchase................   2800 10,222,176 14
                                   RCON
 15. a. Demand notes issued to
      the U.S. Treasury.........   2840    743,049 15.a
                                   RCFD
     b. Trading liabilities
      (from Schedule RC-D)......   3548          0 15.b
 16. Other borrowed money
      (includes mortgage
      indebtedness and
      obligations under
      capitalized leases):
     a. With a remaining
      maturity of one year or
      less......................   2332    955,746 16.a
     b. With a remaining
      maturity of more than one
      year through three years..   A547  2,596,905 16.b
     c. With a remaining
      maturity of more than
      three years...............   A548  1,312,900 16.c
 17. Not applicable
 18. Bank's liability on
      acceptances executed and
      outstanding...............   2920    171,482 18
 19. Subordinated notes and
      debentures (2)...............3200  1,068,000 19
 20. Other liabilities (from
      Schedule RC-G)...............2930  2,397,101 20
 21. Total liabilities (sum of
      items 13 through 20).........2943 89,004,578 2
 22. Not applicable
     EQUITY CAPITAL
 23. Perpetual preferred stock
      and related surplus.......   3838          0 23
 24. Common stock...............   3230     21,600 24
 25. Surplus (exclude all
      surplus related to
      preferred stock).............3839  2,505,472 25
 26. a. Undivided profits and
      capital reserves..........   3632  5,001,005 26.a
     b. Net unrealized holding
      gains (losses) on
      available-for-sale
      securities................   8434    819,152 26.b
     c. Accumulated net gains
      (losses) on cash flow
      hedges....................   4336          0 26.c
 27. Cumulative foreign currency
      translation adjustments...   3284          0 27
 28. Total equity capital (sum
      of items 23 through 27)......3210  8,347,229 28
 29. Total liabilities and
      equity capital (sum of
      items 21 and 28).............3300 97,351,807 29
     MEMORANDUM
     To be reported only with
     the March Report of
     Condition                     RCFD     Number
 1.  Indicate in the box at the
      right the number of the
      statement below that best
      describes the most
      comprehensive level of
      auditing work performed
      for the bank by
      independent external
      auditors as of any date
      during 1999...............   6724        N/A M.1

  1= Independent audit of the bank            5= Review of the bank's
      conducted in accordance with                financial statements by
      generally accepted auditing                 external auditors
      standards by a certified public
      accounting firm which submits a
      report on the bank                      6= Compilation of the bank's
  2= Independent audit of the bank's              financial statements by
      parent holding company conducted            external auditors
      in accordance with generally
      accepted auditing standards by a
      certified public accounting firm
      which submits a report on the
      consolidated holding company
      (but not on the bank separately)        7= Other audit procedures
  3= Director's examination of the                (excluding tax preparation
      bank conducted in accordance                work)
      with generally accepted auditing
      standards by a certified public
      accounting firm (may be required
      by state chartering authority)          8= No external audit work
  4= Directors' examination of the
      bank performed by other external
      auditors (may be required by
      state chartering authority)

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.